DATED: August 13, 2019

AGEX THERAPEUTICS INC.

(as Borrower)

- and -

JUVENESCENCE LIMITED

(as Lender)

LOAN FACILITY AGREEMENT

THIS LOAN FACILITY AGREEMENT is made on August 13, 2019

BETWEEN

(1)	AGEX THERAPEUTICS INC., a company incorporated in Delaware (the “Borrower”); and

(2)	JUVENESCENCE LIMITED, a company incorporated in the British Virgin Islands with company number 1925731 and its registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the “Lender”),

each a “party” and together the “parties”.

PRELIMINARY

The Lender has agreed to provide a nil interest unsecured loan facility to the Borrower in the aggregate principal amount of up to US$2,000,000 (two million dollars) on the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS

1	Interpretation

1.1	Definitions in this Agreement:

“Address for Service” means the address shown in Clause 11.2 or such other address as the Borrower may from time to time designate by written notice to the Lender;

“Advance” means each amount advanced or to be advanced by the Lender under this Agreement;

“Availability Period” means the period starting on the date of this Agreement and ending on the date falling eighteen (18) months after the date of this Agreement or, if earlier, on the date a Qualified Offering is consummated by the Borrower as contemplated by Clause 6;

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) public holiday in London or New York on which banks are closed or are permitted to be closed open for general business;

“Commitment” means US$2,000,000;

“Conversion Date” means, in the event that the Borrower elects the conversion option described in Clause 6, the date of consummation of a Qualified Offering.

“Default” means an Event of Default that remains uncured beyond any cure period provided in Clause 8.1;

“Drawdown Notice” means a request for an Advance substantially in the form set out in Schedule part 1 (Form of Drawdown Notice) of this Agreement;

“Drawdown Shares” 19,000 fully paid Shares issued to the Lender for nil consideration on the date of delivery by the Borrower of the first Drawdown Notice under the terms of this Agreement;

“Event of Default” means any one of the events mentioned in Clause 8 (Events of Default) of this Agreement;

“Facility” means the facility made available to the Borrower by the Lender under Clause 2 (The Facility) of this Agreement;

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“Indebtedness” includes any obligation for the payment or repayment of money borrowed (whether borrowed by Borrower or as to which Borrower is a surety or guarantor of payment) but excluding trade payables and similar obligations arising in the ordinary course of business;

“Initial Drawdown” means the initial Advance of US$500,000 to the Borrower pursuant to Clause 3.1.

“Investment Representations Schedule” means representations required to be made by the Lender at the request of the Borrower as set out in Schedule 2 (Investment Representations) of this Agreement;

“Loan” means the aggregate principal amount outstanding from time to time under this Agreement;

“Qualified Offering” means the sale of Shares (or Units as contemplated by Clause 6.3) to third party investors in a bona fide investment transaction in which the aggregate sales price to the Borrower of the Shares (or Units) sold in such offering, before deduction of underwriting discounts and commissions, placement agent fees and offering expenses, is not less than US$7.5 million.

“Repayment Date” means the day falling on the eighteen (18) month anniversary of the date of this Agreement or, if such day is not a Business Day, the next Business Day;

“Tax” includes any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest);

“Term” means the period commencing the date of this Agreement and expiring on the Repayment Date;

“Termination Notice” means a notice from Lender to Borrower given pursuant to Clause 8.2 terminating this Agreement and the Facility.

“Shares” shares of common stock, par value $0.0001 per share, of the Borrower.

“Units” means units consisting of Shares together with warrants or any other security convertible into Shares, sold in a Qualified Offering.

“VAT” means value added tax as provided for in the Value Added Tax Act 1996 and any other tax of a similar nature; and

“Warrants” means warrants issued pursuant to the Warrant Agreement in the form of Exhibit A, to acquire up to 150,000 Shares for a period of three years from the date of this Agreement at the price and on the other terms set out in such Warrant Agreement.

1.2	References in this Agreement to:

(a)	any document is deemed to include a reference to such document as amended, novated, supplemented, substituted or replaced from time to time;

(b)	any person includes its respective successors, assigns and transferees;

(c)	a provision of a statute is, unless otherwise indicated, deemed to include a reference to such provision as amended, modified or re-enacted from time to time;

(d)	a time of day is the time in London on the specified date;

(e)	the singular, where the context so admits, is deemed to include the plural and vice versa; and

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(f)	a person is deemed to include a reference to a company, partnership, unincorporated body and any other entity and vice versa.

1.3	Titles – Clause headings shall not affect the meaning of that or any other provision.

2	The Facility

2.1	Subject to the irrevocable grant of the Warrants on the date of this Agreement the Lender has agreed to make an unsecured loan facility available to the Borrower of up to the Commitment on terms set out in this Agreement.

2.2	Any amounts drawn down under the Facility will be used by the Borrower for the purpose of its research and development work, professional and administrative expenses, and for general working capital.

3	Drawings

3.1	Mechanics – Within three (3) Business Days after Borrower and Lender have executed this Agreement (a) the Lender shall make the Initial Drawdown Advance to the Borrower in the amount of US$500,000 and (b) concurrently therewith, the Borrower shall issue to the Lender the Drawdown Shares. Other than in respect of the Initial Drawdown, the Lender shall make each additional Advance to the Borrower if:

(a)	the Lender has received a duly completed Drawdown Notice from the Borrower not less than thirty (30) Business Days prior to the proposed drawdown date;

(b)	the proposed drawdown date is a Business Day falling within the Availability Period;

(c)	no Termination Notice is served by the Lender within three Business Days prior to the Drawdown Notice;

(d)	no Default is continuing on the date the Drawdown Notice is received by the Lender or on the proposed drawdown date;

(e)	the amount to be drawn down under the Drawdown Notice is in denominations of US$100,000; and

(f)	unless agreed otherwise in writing by the Lender not more than US$700,000 has previously been drawn down by the Borrower in the previous 30 days.

3.2	Disbursement – The Lender shall make each Advance available to the Borrower by payment to the account specified in writing prior to the Initial Drawdown or in the relevant Drawdown Notice.

4	Draw-Down Fee and Interest

4.1	Interest Rate – No interest shall be charged on any sums outstanding under the Loan Facility (unless repayment by the Lender is in arrears in which case a default interest rate of 10 per cent. per annum (accruing and compounding daily) shall be due and payable on sums outstanding from the date of first draw-down by the Lender).

5	Repayment

5.1	The Borrower will repay the Loan to the Lender on the earlier of:

(a)	on or before the Repayment Date; or

(b)	in accordance with Clause 13.4 or in accordance with Clause 8.2 following an Event of Default.

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6	Conversion

6.1	At the Borrower’s election, in lieu of repayment, the amount of the drawn down Loan (including the principal thereof and any accrued but unpaid interest thereon) may be converted, in whole but not in part except as provided in Clause 6.6, into a number of fully paid and non-assessable Shares, subject to and determined as provided in Clause 6.3 below, as of the date of, and in all cases subject to the consummation of, a Qualified Offering provided, that no Event of Default shall at the time exist and be continuing.

6.2	In order to elect to convert the Loan into Shares in connection with a Qualified Offering in accordance with this Clause 6, the Borrower shall give Lender notice of such election not less than five (5) Business Days prior to the anticipated Conversion Date, specifying the anticipated Conversion Date, the anticipated aggregate proceeds to the Borrower and the other anticipated terms of the Qualified Offering.

6.3	Subject to Clause 6.6, the number of Shares or Units issuable upon conversion of the Loan shall be the quotient of (x) the outstanding principal amount of the Loan, plus any accrued but unpaid interest thereon, divided by (y) the lowest price per Share or Unit paid by investors for Shares or Units in the Qualified Offering before deducting underwriting commissions and discounts, placement agent commissions and fees, and other expenses of the Qualified Offering. In lieu of any fractional Share or Unit to which the Lender would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the price of such Share or Unit in the Qualified Offering.

6.4	Subject to Clause 6.6, upon the consummation of a Qualified Offering, in the event that the Borrower does not elect to convert the Loan into Shares in accordance with Clause 6.1: (a) the Availability Period shall terminate and the Lender will not be required to make any further Advances; and (b) upon the Repayment Date (or any other date on which the Loan is to be repaid, in whole or in part), the Lender shall have the right to elect to receive, in its sole discretion, in lieu of any cash repayment of the Loan, a number of Shares (or Units, if Units are sold in the Qualified Offering) equal to the principal amount of the Loan being so repaid, divided by the lowest price per Share or Unit paid by investors for Shares or Units in the Qualified Offering before deducting underwriting commissions and discounts, placement agent commissions and fees, and other expenses of the Qualified Offering. In lieu of any fractional Share or Unit to which the Lender would otherwise be entitled, the Borrower shall pay cash equal to the product of such fraction multiplied by the price of such Share or Unit in the Qualified Offering. The Borrower shall give the Lender written notice five (5) Business Days prior to making any repayment of the Loan under this Agreement in order to permit the Lender to make such an election.

6.5	Upon the conversion of the Loan and the issuance to the Lender of the Shares or Units in accordance in accordance with Clause 6, and upon delivery to the Lender of a valid share certificate for the Shares and other securities comprising Units if Units are issued, (or in lieu of certificates, evidence of direct registration in the records of the transfer agent in the case of the Shares and records of Borrower in the case of other securities comprising Units), this Agreement shall terminate and the Borrower shall be forever released from its obligations under this Agreement, except to the extent that any obligations of the Borrower under Clauses 7 (Tax), 9 (Liability), 10 (Payments) and 13 (Miscellaneous) shall survive such termination and remain be valid and effective.

6.6	If under the rules of the NYSE American or any other stock exchange on which the Shares are listed (an “Applicable Exchange”), approval by the stockholders of the Borrower would be required in connection with the issuance of Shares or Units upon any conversion under this Clause 6, then unless and until such stockholder approval has been obtained, the maximum amount of the Loan (including principal and any accrued interest) that may be converted into Shares or Units shall not exceed an amount that would result in the number of Shares (including Shares issued separately or as a part of a Unit) so issued (together with Shares issued upon the consummation of a Qualified Offering in the case of a conversion under Clause 6.1 or that is otherwise deemed by the Applicable Exchange to be in connection with the consummation of the Qualified Offering) exceeding 19.9% of the number of Shares outstanding immediately before such conversion (and before consummation of the Qualified Offering in the case of a conversion under Clause 6.1 or that is otherwise deemed by the Applicable Exchange to be in connection with the consummation of a Qualified Offering).

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7	Tax

7.1	Withholdings – If at any time the Borrower is required by law to make any deduction or withholding from any payment due from the Borrower to the Lender, the Borrower shall simultaneously pay to the Lender whatever additional amount is necessary to ensure that the Lender receives a net sum equal to the payment it would have received had no deduction or withholding been made.

7.2	Increased costs – If any change in law or in its interpretation or administration by any relevant governmental authority or any request from or requirement of any other fiscal, monetary or other authority:

(a)	subjects the Lender to a cost in relation to its performance of this Agreement, its maintenance of its Commitment or its advance of the Loan or increases any such cost; or

(b)	imposes or changes any reserve or other requirement against or in respect of any commitments or assets of the Lender (including the Commitment or the Loan); or

(c)	imposes on the Lender any other condition or payment obligation in relation to the Commitment, the Loan or any other matter arising under this Agreement or affects the manner in which the Lender allocates its capital resources to its obligations under this Agreement, and the result of any of the above is to increase the cost to the Lender of making or maintaining all or any part of the Commitment or the Loan or otherwise to reduce the Lender’s expected return from all or any part of the Loan, then:

(a)	the Lender will promptly notify the Borrower of that event; and

(b)	the Borrower will pay to the Lender on demand from time to time such amount (as determined by the Lender) necessary to compensate it for such increased cost or for such reduced return.

8	Events of Default

8.1	Events – Each of the following will be an Event of Default:

(a)	Payment – the Borrower fails to pay any amount payable by it in the manner and at the time provided under this Agreement and the failure is not remedied within ten (10) Business Days following the date the payment was to be made;

(b)	Obligations – if the Borrower fails to perform any of its obligations under this Agreement and, such failure (if capable of remedy) remains unremedied to the satisfaction of the Lender for ten (10) Business Days after notice requiring its remedy has been given by the Lender to the Borrower;

(c)	Other Indebtedness – if any Indebtedness of the Borrower in excess of US$100,000 becomes due and payable or capable of being declared due and payable prior to its due date or any Indebtedness of the Borrower in excess of US$25,000 is not paid on its due date;

(d)	Carrying on Business – if the Borrower stops payment of its debts generally or ceases or threatens to cease to carry on its business or is unable to pay its debts as they fall due or is deemed by a court of competent jurisdiction to be unable to pay its debts as they come due, or enters into any arrangements with its creditors generally;

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(e)	Insolvency – if the Borrower becomes insolvent or is in liquidation or administration or subject to any other insolvency procedure in any jurisdiction (other than a proceeding instituted by Lender or an affiliate of Lender), or a receiver, manager, trustee, custodian or analogous officer is appointed in respect of all or any material part of its property or assets and such appointment continues undischarged or unstayed for a period of sixty (60) days;

(f)	Illegality – if it becomes unlawful for the Borrower to perform all or any of its obligations under this Agreement or any authorisation, approval, consent, licence, exemption, filing, registration or other requirement of any governmental, judicial or public body or authority necessary to enable the Borrower to comply with its obligations under this Agreement or to carry on its business is not obtained or, having been obtained, is modified in a manner that precludes Borrower from conducting its business in a material respect, or is revoked, suspended, withdrawn or withheld or fails to remain in full force and effect;

(g)	Expropriation – the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of Borrower if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy;

(h)	Court Action – if any injunction, order, judgment or decision of any court is entered or issued which, in the opinion of the Lender, materially and adversely affects, or is likely so to affect, the ability of the Borrower to carry on its business or to pay amounts owed to Lender under this Agreement; and

(i)	Financial Condition – if there is any change in the financial condition of the Borrower which, in the opinion of the Lender, materially and adversely affects, or is likely so to affect, the ability of the Borrower to perform any of its obligations under any this Agreement.

8.2	Remedies – While an Event of Default is continuing and provided it has not been remedied in ten (10) Business Days following notice of the Default given by the Lender to the Borrower, the Lender may do all or any of the following:

(a)	by notice to the Borrower, declare the Loan and all accrued fees and other sums owed by the Borrower under this Agreement to be immediately due and payable and the same will become so due and payable; and

(b)	by notice to the Borrower, declare the outstanding balance of the Commitment to be immediately reduced to zero and the same will be so reduced.

9	Liability

9.1	General Costs – The Borrower will from time to time on demand reimburse the Lender for all reasonable costs and expenses (including reasonable legal fees) and any VAT chargeable on them incurred in the preservation and enforcement of this Agreement.

9.2	Stamp duties – The Borrower will pay on demand all stamp and other duties and Taxes, if any, to which this Agreement may be subject or give rise and indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such duties or Taxes.

9.3	Default – In the event of any lawsuit or other action to enforce any right or remedy of Lender under this Agreement, or to resolve any dispute arising from or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and expenses of such lawsuit or proceeding, including without limitation, reasonable attorneys’ fees.

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9.4	Liability – The Lender shall have no liability whatsoever to the Borrower should it deliver a Termination Notice under Clause 8.2 of this Agreement (in particular it shall have no liability to fund or pay any costs or liabilities incurred by the Borrower prior to the date of the Termination Notice where such costs and liabilities were incurred by the Borrower in reliance on the availability of funds under this Agreement).

10	Payments

10.1	Currency – The Borrower shall discharge each obligation in the currency in which it is due under this Agreement. If at any time the Lender receives any payment (including by set-off) referable to any of the liabilities of the Borrower under this Agreement from any source in a currency other than the currency in which it is due then such payment shall take effect as a payment to the Lender of the amount in the due currency which the Lender is able to purchase (after deduction of any relevant costs) with the amount of the payment so received in accordance with its usual practice.

10.2	Indemnity – If a payment is made under a court order and is treated as a payment of an amount which falls short of the relevant liability of the Borrower expressed in the currency in which it is due, the Borrower as a separate and independent obligation shall on demand from time to time indemnify the Lender against such shortfall and shall pay interest on such shortfall from the date of such payment to the date the shortfall is paid. Interest will be calculated as if that shortfall were an overdue amount.

10.3	Funds – All payments made by the Borrower to the Lender shall be made in immediately available cleared funds on its due date (and, if such date is not a Business Day, on the immediately preceding Business Day) to the credit of such account as the Lender may designate. Such payments shall be made in full without set-off or counterclaim and free and clear of any deduction or withholding for or on account of any Tax (save for such deductions or withholdings as are required by law) or any other matter.

11	Communications

11.1	Written – All communications under this Agreement must be in writing.

11.2	Addresses – Any communication may be sent by prepaid post, or email or delivered to the Lender or the Borrower at its address or email address shown below or as may otherwise by notified to the relevant party in writing. Communications to the Borrower may also be sent to a place of business for it last known to the Lender or delivered to one of its officers.

To the Lender:	Juvenescence Limited
Fourth Floor, Viking House
Nelson Street
Isle of Man IM1 2AH
Attention: Gregory Bailey
Email: greg@juvenescence.ltd

To the Borrower:	AgeX Therapeutics, Inc.
965 Atlantic Avenue, Suite 101
Alameda, California 94501
Attention: Russell Skibsted, Chief Financial Officer
Email: rskibsted@agexinc.com

11.3	Delivery – A communication by either of the parties, if sent by post, will be deemed made on the day after posting by first class post, postage prepaid (but, if to another country, five (5) days after posting by airmail, postage prepaid). Any communication sent by email will be deemed effective on the date of transmission if sent on a Business Day not later than 5:00 p.m. local time at the location of the recipient, or the next Business Day if sent on a day other than a Business Day or later than 5:00 p.m. local time at the location of the recipient..

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12	Assignation and Transfer

12.1	Transfer by Lender – The Lender may transfer any of its rights to payment but not its obligations under this Agreement.

12.2	No transfer by Borrower – The Borrower may not transfer any of its rights or obligations under this Agreement.

13	Miscellaneous

13.1	Costs and Expenses – The Borrower shall be responsible for its own costs in relation to the preparation and execution of this Agreement and shall pay the reasonable and proper costs of the Lender in preparing and finalising this Agreement.

13.2	Delays – The rights and powers of the Lender under this Agreement will not be affected or impaired by any delay or omission by the Lender in exercising them or by any previous exercise of any such rights or powers.

13.3	Severability – Each of the provisions of this Agreement shall be severable and distinct from one another and if at any time anyone or more of these provisions (or any part of them) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.4	Illegality – If at any time it becomes unlawful for the Lender to allow the Commitment to remain in effect or to make, fund or allow the Loan to remain outstanding then the Lender will promptly notify the Borrower and:

(a)	the Lender will not be required to make the Loan and the Commitment will be reduced to zero; and

(b)	if the Lender so requires by notice to the Borrower, the Borrower will repay the Loan and pay to the Lender all other sums owed by the Borrower under this Agreement, all on such date as the Lender may reasonably specify.

14	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one agreement. Any party may enter into this Agreement by signing any such counterpart. This Loan Agreement and any Drawdown Notice or other notice or communication may be executed with signatures transmitted among the parties by pdf attached to an electronic mail, and no party shall deny the validity of a signature or this Loan Agreement signed and transmitted by pdf attached to an electronic mail on the basis that a signed document is represented by a copy or facsimile and not an original.

15	Law and Jurisdiction

15.1	Law - This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and construed in accordance with English law.

15.2	Jurisdiction - The parties irrevocably agree that the Courts of England are to have jurisdiction to settle any dispute arising from or in connection with this Agreement or relating to any non-contractual obligations arising from or in connection with this Agreement.

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IN WITNESS whereof these presents consisting of this and the preceding pages and the Schedules is executed as follows.

Executed and Delivered as a Deed by	/s/ Gregory Bailey
a duly authorised Director, for and on behalf	(Director)
of JUVENESCENCE LIMITED

at Toronto, Canada

on 13 August	2019

in the presence of:

Witness Signature	_______________________
Witness Name	_______________________
Address	_______________________
_______________________
_______________________

Executed and Delivered as a Deed by	/s/ Russell Skibsted
a duly authorised officer, for and on behalf of AGEX THERAPEUTICS, INC.	(Chief Financial Officer)

at

On August 13,	2019

in the presence of:

Witness Signature	/s/ Judith Segall
Witness Name	Judith Segall
Address	________________________
________________________

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Schedule – Part 1 Form of Drawdown Notice

To: JUVENESCENCE LIMITED From: AGEX THERAPEUTICS INC.

Date: [●]

Dear Sirs

Unsecured Loan Facility Agreement dated [●] (the “Loan Agreement”)

We refer to the Loan Agreement. Terms defined in the Loan Facility Agreement have the same meaning in this notice.

This is a Drawdown Notice.

We request the following Advance: Amount of Proposed Advance: [●] Proposed drawdown date: [●]

Please credit the Advance to the following account: [●]

As at the date of this notice no Default is continuing or will occur as a result of the draw down of this Advance.

Yours faithfully

Name:	___________________________
Chief Financial Officer [or Chief Executive Officer]
AGEX THERAPEUTICS INC.

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Schedule 2

Investment Representations

1.1. Investment Representations. Terms defined in the Loan Facility Agreement have the same meaning in this notice. Lender makes the following representations, given as of the date of the Loan Facilities Agreement, in connection with the Loan and its acquisition of the Warrants:

1.1.1. Lender has made such investigation of Borrower as Lender deemed appropriate for determining to acquire (and thereby make an investment in) the Warrants, and in making such investigation Lender has had access to such financial and other information concerning Borrower as Lender requested.

1.1.2. Lender understands that the Warrants and shares of common stock issuable upon the exercise of the Warrants (“Warrant Shares”) are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or registration or qualification under the California Corporate Securities Law of 1968, as amended, or under the securities laws of any other state, country, or other jurisdiction in reliance upon the exemptions from such registration and qualification requirements for nonpublic offerings.

1.1.3. Lender understands that (i) the Warrants, and any Warrant Shares issued upon exercise of Warrants not be sold, offered for sale or transferred by Lender unless subsequently registered under the Securities Act and applicable state securities laws, or unless sold or transferred pursuant to an exemption from such registration, and (ii) Warrants and Warrant Shares will carry a legend to such effect.

1.1.4. Lender is acquiring the Warrants and Warrant Shares issued upon exercise of Warrants, solely for Lender’s own account, for long-term investment purposes, and not with a view to, or for sale in connection with, any public distribution of the Warrants or Warrant Shares.

1.1.5. Lender is an “accredited investor” as defined in Rule 501 under the Securities Act and is not a “U.S. Person” under Regulation S under the Securities Act.

1.2. Financial Statements and Disclosure.

1.2.1. Borrower has delivered to Lender a copy of its Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) containing the following consolidated financial statements of Borrower and its subsidiaries (the Annual Financial Statements): (a) balance sheets as at December 31, 2018 and 2017; and (b) statements of operations, comprehensive loss, cash flow, and stockholders’ equity as of December 31, 2018 and 2017.

1.2.2. Borrower has delivered to Lender a draft copy of the following condensed interim consolidated financial statements of Borrower and its subsidiaries (the Interim Financial Statements): (a) a balance sheet as at June 30, 2019; and (b) statements of operations, comprehensive loss, cash flow, and stockholders’ equity as of June 30, 2019 and 2018. The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and are subject to final adjustments and revisions, which Borrower does not expect to be material, before being filed with Borrower’s Quarterly Report on Form 10-Q under the Exchange Act for the three months ended June 30, 2019. Lender agrees to keep the Interim Financial Statements confidential until Borrower files the Quarterly Report on Form 10-Q.

LENDER:

JUVENESCENCE LIMITED

By:	_________________________________________
Location:	_________________________________________
Title:	_________________________________________

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EXHIBIT A

Warrant Agreement

Dated as of August 13, 2019

WARRANT AGREEMENT, (this “Agreement”) dated as of August 13, 2019, by AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), for the benefit of Juvenescence Limited which, along with any permitted successor Holder of a Warrant is referred to herein as a “Lender”.

Section 1. Issuance of Warrants.

1.1 Number of Warrants. Pursuant to the Loan Agreement, the Company has agreed to issue to Lender Warrants to purchase up to an aggregate of 150,000 shares of Company Common Stock (“Warrant Shares”), subject to adjustment as provided herein. The certificates representing the Warrants shall be issued to the Lender upon the execution and delivery of the Loan Agreement by Lender and Borrower.

1.2 Expiration Date. The right to exercise the Warrants shall expire on, and the Warrants may not be exercised after, 5:00 p.m. New York time on August 12, 2022 (the “Expiration Date”).

1.3 Form of Warrant. The text of the Warrants and of the Exercise Notice shall be substantially as set forth in Exhibit A attached hereto.

1.4 Signatures; Date of Warrants. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer and attested by its Chief Financial Officer or Secretary or any Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile. Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement. In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be dated as of the date of countersignature thereof by the warrant agent upon division, exchange, substitution or transfer. Until such time as the Company shall appoint a warrant agent, Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

1.5 Countersignature of Warrants. In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be countersigned by the warrant agent (or any successor to the warrant agent then acting as warrant agent) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the warrant agent (or by its successor as warrant agent hereunder) and may be delivered by the warrant agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The warrant agent (if so appointed) shall, upon written instructions of the Chief Executive Officer or the Chief Financial Officer of the Company, countersign, issue and deliver the Warrants as provided in this Agreement.

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Section 2. Warrant Price. Subject to any adjustments required by Section 6, the price per share at which Warrant Shares shall be purchasable upon exercise of a Warrant (the “Warrant Price”) shall be Two Dollars and Sixty cents ($2.60) per share.

Section 3. Exercise of Warrants; Restrictions.

3.1 Exercise of Warrants. Subject to the terms of this Agreement, Holder shall have the right, which may be exercised in whole or in part, to purchase from the Company, at the Warrant Price then in effect, the number of fully paid and nonassessable Warrant Shares determined as provided in this Agreement. The Warrants may not be exercised or transferred after the Expiration Date. A Warrant may be exercised by (i) surrender of the certificate evidencing the Warrant to be exercised, together with the Exercise Notice duly completed and signed, to the Company at its principal office (or if appointed, the principal office of the warrant agent) and (ii) payment of the Warrant Price to the Company (or if appointed, to the warrant agent for the account of the Company), for the number of Warrant Shares in respect of which the Warrant is then being exercised. Payment of the aggregate Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier’s check.

3.2 Issuance of Warrant Shares. Subject to Section 3.3 and the Holder’s payment of any taxes or deposit funds with the Company sufficient to pay any taxes payable by the Holder pursuant to Section 5, following the surrender of the Warrant with the Exercise Notice duly completed and signed, and provided that payment of the Warrant Price has been received, the Company (or if appointed, the warrant agent) shall promptly cause to be issued and delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 8, in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such Warrant Share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date on which the Warrant with the duly completed and signed Exercise Notice and payment of the Warrant Price, as aforesaid, shall have been received by the Company (or if appointed, to the warrant agent for the account of the Company), for such Warrant Shares. Except for cash payable in respect of any fractional share, under no circumstances shall the Company be required to settle any exercises of this Warrant by cash payment or otherwise “net cash settle” this Warrant. In the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the tenth Business Day prior to the Expiration Date, a new certificate evidencing the unexercised portion of the Warrant will be issued, and the warrant agent (if so appointed) is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates. The Company, whenever required by the warrant agent (if appointed), will supply the warrant agent with Warrant certificates duly executed on behalf of the Company for such purpose.

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3.3 Restrictions on Exercise of Warrants.

(a) The Warrants may not be exercised unless the issuance of the Warrant Shares thereunder is registered under the Securities Act or an exemption from such registration is available.

(b) Unless the Warrant and Warrant Shares have been registered under the Securities Act and under any applicable state securities laws, each Person who is exercising a Warrant and who does not certify in the applicable Exercise Notice that such Person either is an “accredited investor” as defined in Rule 501 under the Securities Act or is not a “U.S. person” as defined in Rule 902 under the Securities Act, may be required to provide a written opinion of counsel, acceptable to the Company and to the transfer agent of the Warrant Shares, to the effect that exercise of the Warrant and the issuance of the Warrant Shares are exempt from registration under the Securities Act and under any applicable state securities laws.

(c) The Company shall be entitled to obtain, as a condition precedent to its issuance of any certificates representing Warrant Shares or any other securities issuable upon any exercise of a Warrant, a letter or other instrument from the Holder containing such representations or warranties by the Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Securities Act and any other applicable United States federal and/or state securities laws.

(d) Any exercise, attempt to exercise, or purported exercise of a Warrant in violation of the restrictions set forth in this Section 3.3 shall be deemed null and void and of no binding effect.

(e) The Company will refuse to issue, and will issue instructions to the transfer agent and registrar of its Warrant Shares to refuse to issue, any Warrant Shares upon any exercise not made pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

Section 4. Transferability of Warrants and Warrant Shares; Restrictions on Transfer.

4.1 Registration. Each Warrant shall be numbered and shall be registered on the books of the Company (the “Warrant Register”) as issued. The Company and the warrant agent (if appointed) shall be entitled to treat the registered holder of any Warrant appearing in the Warrant Register as the owner in fact of the Warrant for all purposes and shall not be bound to recognize any equitable or other claim or interest in the Warrant on the part of any other person, and shall not be liable for any registration of transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon the instruction of such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. Each Warrant shall initially be registered in the name of the Person to whom it is originally issued.

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4.2 Transfer. Subject to Section 4.3, the Warrants shall be transferable only on the Warrant Register upon delivery of the Warrant certificate duly endorsed by the Holder of the Warrant or by such Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney or a duly certified copy thereof shall be deposited and remain with the Company (or the warrant agent, if appointed). In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company (or the warrant agent, if appointed) in its discretion. Upon any registration of transfer, the Company shall execute and deliver (or if appointed, the warrant agent shall countersign and deliver) a new Warrant or Warrants to the Persons entitled thereto.

4.3 Restrictions on Transfer of Warrants and Warrant Shares.

(a) The Warrants, and any Warrant Shares issued upon the exercise of the Warrants, may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless a registration statement under the Securities Act, and under any applicable state securities laws, is effective therefor, or an exemption from such registration is then available and an opinion of counsel, acceptable to the Company and to the transfer agent or warrant agent, if any, has been rendered stating that such sale, pledge, hypothecation, transfer or assignment will not violate the Securities Act or any other United States federal or state securities laws; provided, that no such opinion of counsel shall be required in the event of a sale to (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (ii) pursuant to the applicable provisions of Rule 144 under the Securities Act, or (iii) to an “affiliate” of the Holder, as such term is defined in Rule 405 under the Securities Act.

(b) As a condition precedent to the registration of transfer and issuance of any certificates representing Warrants or Warrant Shares upon transfer, the Company shall be entitled to obtain a letter or other instrument from the Holder and the proposed transferee containing such representations or warranties by such Holder and proposed transferee as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Securities Act and any other applicable federal and/or state securities laws.

(c) Any sale, pledge, hypothecation, transfer, or assignment of a Warrant or Warrant Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

(d) The Company will issue instructions to any warrant agent that may be appointed, and to the transfer agent and registrar of its Warrant Shares, to refuse to register the transfer of any Warrant and Warrant Shares not made pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

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Section 5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the Holder of such Warrants or Warrant Shares.

Section 6. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as provided in this Section 6.

6.1 Adjustments. If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify or change its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company or other property which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(a) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (a) are not required to be made shall be carried forward and taken into account in the determination of any subsequent adjustment. All calculations shall be made with respect to the number of Warrant Shares purchasable hereunder, to the nearest tenth of a share and with respect to the Warrant Price payable hereunder, to the nearest whole cent.

(b) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

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6.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall, or in the event that a warrant agent is appointed, the Company shall cause the warrant agent to, promptly and in any event within ten (10) days send to each Holder notice of such adjustment or adjustments. Such notice shall set forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

6.3 No Adjustment for Dividends. Except as set forth in Section 6.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

6.4 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another Person of all or substantially all the assets of the Company, or any other transaction constituting, resulting in, or giving effect to a Change of Control, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter, upon such Holder’s election, either (i) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or other transaction had such Warrant been exercised immediately prior to such transaction (such shares and other securities and property (including cash) being referred to as the “Sale Consideration”) or (ii) to receive, in cancellation of such Warrant (and in lieu of paying the Warrant Price and exercising such Warrant), the Sale Consideration less a portion thereof having a fair market value (as reasonably determined by the Company) equal to the Warrant Price (it being understood that, if the Sale Consideration consists of more than one type of shares, other securities or property, the amount of each type of shares, other securities or property to be received shall be reduced proportionately); provided, however, that except as set forth in Section 6.1, no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers or leases or other transactions constituting, resulting in, or giving effect to a Change of Control. The warrant agent (if appointed) shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

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Section 7. Reservation of Warrant Shares; Purchase and Cancellation of Warrants.

7.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Company will keep a copy of this Agreement on file with the transfer agent for the Warrant Shares. The warrant agent, if appointed, will be irrevocably authorized to requisition from time to time from such transfer agent the stock certificates required to honor outstanding Warrants upon exercise in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8. The Company will furnish such transfer agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 6.2.

7.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law or by other agreements, with the consent of the Holder (such consent to be given or withheld in the Holder’s sole discretion), to purchase or otherwise acquire Warrants from the Holder at such times, in such manner and for such consideration as it and the Holder may deem appropriate.

7.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled and retired. The warrant agent (if so appointed) shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 8. Fractional Interests. The Company shall not be required to issue fractional Warrants upon the transfer of any Warrant, or fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Price per Warrant Share determined as of one business day prior to the date the Warrant is presented for exercise, multiplied by such fraction.

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Section 9. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged, at the option of the Holder thereof, for another Warrant certificate or Warrant certificates in different denominations (but not for any fractional Warrant or any denomination that would, but for Section 8, result in the issuance of a fractional share upon exercise) entitling the Holder or Holders thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle the Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company at its principal office (or, if a warrant agent is appointed, the warrant agent at its principal office) and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company (or, if appointed, the warrant agent) shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

Section 10. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver (and, if appointed, the warrant agent shall countersign and deliver) in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the warrant agent (if so appointed) of such loss, theft or destruction of such Warrant, and an indemnity or bond, if requested, also reasonably satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable requirements and pay such reasonable charges as the Company (or the warrant agent, if so appointed) may prescribe.

Section 11. No Rights as Stockholders; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the Expiration Date, any of the following events shall occur: (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time, or a dividend payable in shares of Common Stock for which an adjustment to the number of Warrant Shares is to be made pursuant to Section 6.1) to the holders of its shares of Common Stock; or (b) the Company shall distribute rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock or the Company shall otherwise offer to the holders of its shares of Common Stock on a pro rata basis any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; (c) a consolidation, merger, sale, transfer or lease of all or substantially all of the Company’s property, assets, and business as an entirety, or (d) a dissolution, liquidation or winding up of the Company, or (e) a transaction between the Company and any other Person that will result in a Change of Control shall be proposed, then in any one or more of said events the Company shall give notice in writing of such event as provided in Section 12, such giving of notice to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or distribution or for the determination of stockholders entitled to vote on such proposed merger, consolidation, sale of assets, dissolution, liquidation or winding up or the date on which a transaction to which the Company is a party and which will cause or result in a Change of Control will be consummated. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

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Section 12. Notices; Principal Office. Any notice pursuant to this Agreement by the Company or by any Holder to the warrant agent (if so appointed), or by the warrant agent (if so appointed) or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service (a) to the Company, at its office, Attention: Chief Financial Officer, or (b) to the warrant agent, at its offices as designated at the time the warrant agent is appointed. The address of the principal office of the Company is 1010 Atlantic Avenue, Suite 102, Alameda, California 94051. Any notice given pursuant to this Agreement by the Company or the warrant agent to the Holder shall be in writing and shall be mailed first class, postage prepaid, or sent by air delivery service, or delivered personally to such Holder at the Holder’s address on the books of the Company or the warrant agent, as the case may be. A notice shall be deemed given on the date deposited in the United States mail, first class postage prepaid, or on date deposited with an air delivery service, or on the date delivered if personally delivered. The Company, the warrant agent (if appointed), and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice given as provided in this Section 12.

Section 13. Successors. Except as expressly provided herein to the contrary, all the covenants and provisions of this Agreement by or for the benefit of the Company, the warrant agent (if appointed) and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 14. Legends. The Warrants shall bear an appropriate legend, conspicuously disclosing the restrictions on exercise under Section 3.3, and the Warrants and Warrant Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under Section 4.3 until the same are registered for sale under the Securities Act or are transferred in a transaction exempt from registration under the Securities Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 under the Securities Act. The Company agrees that upon the sale of the Warrants and Warrant Shares pursuant to a registration statement or an exemption entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Securities Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or warrant agent, if any, it will remove such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Securities Act or a sale meeting the applicable requirements of Rule 144 under the Securities Act, the Holder shall have provided an opinion of counsel, acceptable to the Company and the transfer agent or warrant agent, as applicable, to the effect that such legend may be removed in compliance with the Securities Act.

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Section 15. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

Section 16. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the warrant agent (if appointed), and the Holders. Nothing in this Agreement shall be construed to give to any Person other than the Company, the warrant agent (if appointed), and the Holders any legal or equitable right, remedy or claim under this Agreement.

Section 17. Amendments. No amendment, modification or other change to, or waiver of any provision of, this Warrant Agreement or any Warrant may be made unless such amendment, modification or waiver is set forth in writing and is signed by the Company and the Holder (and, if appointed, the warrant agent).

Section 18. Counterparts. This Agreement may be executed in any number of counterparts (including by separate counterpart signature pages) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 19. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

Section 20. Certain Definitions. For purposes of this Warrant Agreement and the Warrants, the following terms shall have the following meanings:

20.1 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

20.2 “Change of Control” means (a) a merger or consolidation of the Company with another Person other than (i) a merger in which the Company is the surviving Person and the holders of Common Stock immediately before the merger hold more than 50% of the Common Stock immediately after the merger or consolidation, or (ii) a merger solely for the purpose of changing the state of the Company’s incorporation, (b) a tender offer or similar transaction through which a Person (not including the Holder or a “group” within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended, of which the Holder is a member) acquires more than 50% of the outstanding Common Stock, or (c) a sale of all or substantially all of the assets of the Company.

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20.3 “Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other capital stock of the Company issued in exchange therefor or into which such common stock may be converted through any reclassification or recapitalization of such common stock of the Company; but excluding shares of any other Person into which Company common stock may be converted or exchanged in connection with a merger or consolidation other than a merger or consolidation solely for the purpose of changing the state of the Company’s incorporation.

20.4 “Company” means AgeX Therapeutics, Inc., a Delaware corporation.

20.5 “Current Market Price” per Warrant Share for any date shall be determined by the Board of Directors as follows: (a) if the class of Warrant Shares are listed on a national securities exchange, the Current Market Price shall be the average of the last reported sale price of the class of Warrant Shares on such exchange for the last five consecutive trading days prior to such date; or (b) if the class of Warrant Shares are not so listed, the Current Market Price shall be the last reported sale on the OTC Markets Group, Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink (the “Pink OTC Markets”), or, if not so reported, on the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system (the “OTC Bulletin Board) or similar quotation system or association, on the last five trading days prior to such date; or (c) if there have been no sales of such class of security on the Pink OTC Markets, the OTC Bulletin Board or similar quotation system or association on such days, the average of the highest bid and lowest asked prices for such class of security quoted on the Pink OTC Markets, the OTC Bulletin Board, or similar quotation system or association at the end of such days (and averaged over such five trading day period), or (d) if the class of Warrant Shares are not so listed or quoted and closing or bid and asked prices are not so reported, the Current Market Price shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of Borrower, irrespective of any accounting treatment.

20.6 “Exercise Notice” shall mean the form of exercise notice on the reverse of the Warrant.

20.7 “Expiration Date” shall have the meaning set forth in Section 1.2.

20.8 “Holder” means a registered holder of a Warrant as reflected on the Warrant Register.

20.9 “Loan Agreement” means that certain Loan Agreement, dated as of the date hereof between the Company and Lender.

20.10 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

20.11 “Sale Consideration” shall have the meaning ascribed in Section 6.4

20.12 “Securities Act” means the Securities Act of 1933, as amended.

20.13 “Warrants” mean the Common Stock purchase warrants issuable and governed pursuant to this Agreement.

20.14 “Warrant Register” shall have the meaning ascribed in Section 4.1.

20.15 “Warrant Share” shall have the meaning ascribed in Section 1.1.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, all as of the day and year first above written.

AGEX THERAPEUTICS, INC.

By:
Michael D. West
President and Chief Executive Officer

Attest:

By:
Russell L. Skibsted,
Chief Financial Officer

JUVENESCENCE LIMITED

By:
Authorized Signatory

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EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

VOID AFTER 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE

Certificate No._______________	Warrant to Purchase

[Insert number of Shares]

Shares of Common Stock

AGEX THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, or its registered assigns (the “Holder”), is entitled to purchase from AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), at a purchase price per share of [       ] Dollars and [      ] cents ($[       ]) (the “Warrant Price”), One Hundred Fifty Thousand (150,000) shares of its Common Stock, par value $0.0001 per share (the “Common Stock”). The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on the Expiration Date as defined in the Warrant Agreement shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part on or after the date hereof by presentation of this Warrant Certificate with the Exercise Notice on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier’s check as provided in Section 3.1 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

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This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August _______, 2019 (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised to the extent provided in the Warrant Agreement. This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

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[This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the warrant agent.]*

DATED:

AGEX THERAPEUTICS, INC.

(Seal)	By:
Title:

Attest:
[COUNTERSIGNED:
WARRANT AGENT

By:	_________________________]*
Authorized Signature
_______________________________

*	To be part of the Warrant only after the appointment of a warrant agent pursuant to the Warrant Agreement.

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FORM OF EXERCISE NOTICE

(To be executed upon exercise of Warrant)

To AgeX Therapeutics, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier’s check in the amount of $______________.

The undersigned hereby represents that (check any that apply):

●	The undersigned is an “accredited investor” as defined in Rule 501 under the Securities Act.

●	The undersigned is not a “U.S. person” as defined in Rule 902 under the Securities Act.

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder, to the extent provided in the Warrant Agreement, less any fraction of a share paid in cash.

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ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________

(Signature)

	NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

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